UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 28, 2010
Pyramid Oil Company

(Exact name of registrant as specified in its charter)

California	001-32989	94-0787340

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2008 – 21st Street Bakersfield, California		93301

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (661) 325-1000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On July 28, 2010, Pyramid Oil Company (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with Barry Switzer Family, L.L.C. and Hunter Miller Family, L.L.C. (together, the “Buyers”). Pursuant to the Agreement, the Company has agreed to sell to Buyers 5% of the working interest (the “Assigned Interest”) of the Company’s Texas Joint Venture, which consists of (i) that certain Oil and Gas Lease, dated June 20, 2007 by and between Minerva S. McCelvey, et. al., as lessor, and Continental Land Resources, LLC, as lessee, (ii) that certain Oil and Gas Lease, dated May 23, 2007, by and between Alberta Martin Mason, et. al., as lessor, and Continental Land Resources, L.L.C., as lessee, and (iii) the equipment and personal property associated with such leases (collectively, the “Assets”), subject to certain prior agreements and encumbrances. The purchase price for the Assigned Interest is $306,146. After the sale, the Company will continue to own a 7.5% working interest in the Assets. The sale will be completed upon receipt of funds from the Buyers, which are payable upon delivery of a reasonably acceptable assignment from the Company.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 99.1	Purchase and Sale Agreement, dated July 28, 2010, by and among Pyramid Oil Company, Barry Switzer Family, L.L.C. and Hunter Miller Family, L.L.C.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pyramid Oil Company
August 5, 2010	By:	/s/ Lee. G. Christianson
		Name:	Lee. G. Christianson
		Title:	Chief Financial Officer

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